EXHIBIT 10.2

***Text Omitted and Filed Separately with the Securities and Exchange

Commission.  Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

[Amylin Letterhead]

January 8, 2010

Mallinckrodt Inc

675 McDonnell Blvd.

St. Louis, Missouri 63134

Attn:  Tom Palmer

Re:                                    Exenatide Manufacturing Agreement between Amylin Pharmaceuticals, Inc. (“Amylin”) and Mallinckrodt Inc. (“Mallinckrodt”) effective October 1, 2003, as amended (the “Agreement”)

Dear Tom:

This letter will serve as confirmation of the agreement between Amylin and Mallinckrodt that notwithstanding anything to the contrary in the Agreement, including, without limitation, Section 2.3, Amylin shall be obligated to purchase from Mallinckrodt (except to the extent Mallinckrodt does not accept a Purchase Order pursuant to Paragraph 2.2 of the Agreement) only the amounts set forth in the forecast attached hereto as Exhibit A during the sixth Contract Year (calendar year 2009) and the seventh Contract Year (calendar year 2010).  As a consequence of the immediately preceding sentence, and notwithstanding Section 2.3 of the Agreement, Amylin will be required to purchase [***] ([***]) kilograms of Product during the eighth Contract Year (calendar year 2011), it being the understanding of Amylin and Mallinckrodt that the intent of the amendments to the Agreement contemplated by this paragraph is only to alter the timing of Amylin’s purchases and not the total volume of Product that Amylin is required to purchase during the sixth, seventh and eighth Contract Years (calendar years 2009, 2010 and 2011, respectively).

In addition, Amylin and Mallinckrodt agree that notwithstanding anything to the contrary set forth in the Agreement, including, without limitation Section 2.4, the price per gram for Product purchased in the sixth Contract Year (calendar year 2009) and seventh Contract Year (calendar year 2010) will be $ [***].

Except as expressly set forth above, the terms and conditions of the Agreement will continue in full force and effect in accordance with its terms.  The terms and conditions of this amendment letter will be incorporated into and made a part of the Agreement effective as of January 1, 2009.  Defined terms used herein, if not otherwise defined, shall have the meanings ascribed to them in the Agreement.

*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission.  Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

If you agree to the above, please have an authorized representative of Mallinckrodt execute both copies of this letter where indicated below and return one fully executed original to the attention of Marie Berry at the address set forth above.

Sincerely,

AMYLIN PHARMACEUTICALS, INC.

By:	/s/ David Banks
Name:	David Banks
Title:	VP, Manufacturing

Acknowledged and agreed:

MALLINCKRODT INC., a Covidien company

By:	/s/ Erik Evans
Name:	Erik Evans
Title:	VP and General Manager, APIs

***Text Omitted and Filed Separately with the Securities and Exchange

Commission.  Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT A

[Forecast Attached]

*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange

Commission.  Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXENATIDE DRUG SUBSTANCE

[***]

*** Confidential Treatment Requested